Exhibit 99

N e w s  R e l e a s e

Contacts:
Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL SECOND QUARTER 2012 SALES UP 4% TO $9.4 BILLION;
EPS UP 12% TO $1.14 PER SHARE

•	14% Earnings Growth From Continuing Operations Driven By Strong Sales Conversion

•	Continued Robust Americas And Emerging Region Performance, Europe As Expected

•	Strong Margin Expansion – Segment Margin Up 150 bps, Operating Income Margin Up 70 bps

•	Raising 2012 Proforma EPS Guidance to $4.40 - $4.55, Up From $4.35 - $4.55

MORRIS TOWNSHIP, N.J., July 18, 2012 — Honeywell (NYSE: HON) today announced its results for the second quarter of 2012:

Total Honeywell

($ Millions, except Earnings Per Share)	2Q 2011	2Q 2012	Change

Sales	9,086	9,435	4%

Segment Margin	14.3%	15.8%	150 bps
Operating Income Margin	12.9%	13.6%	70 bps

Earnings Per Share from Continuing Operations	$1.00	$1.14	14%
Earnings Per Share	$1.02	$1.14	12%

Cash Flow from Operations	1,138	973	(14%)
Free Cash Flow*	995	1,040	5%

       * Free Cash Flow (cash flow from operations less capital expenditures) prior to cash pension contributions

          “Honeywell had another terrific quarter, capping off a very strong first half of 2012,” said Honeywell Chairman and CEO Dave Cote. “Despite a more challenging macro environment, particularly in Europe, Honeywell delivered strong sales conversion and double-digit earnings growth in the second quarter and executed well against our growth and productivity playbook. Our short cycle businesses, such as ESS and Advanced Materials, were strong in the U.S., and our long cycle businesses continued to grow globally, benefitting from favorable macro trends and strong backlog. As such, we’re raising the low end of our 2012 guidance by $0.05, with the expectation of continued margin expansion in the second half driving our strong full-year outlook. Given the

- MORE -

Q2’12 Results - 2

increasingly uncertain global economic environment, we’ll remain flexible, but also continue to invest in sustainable growth through seed planting in new products and technologies, geographic expansion, and our key process initiatives, all supporting our Great Positions in Good Industries throughout the world.”

The company is updating its full-year 2012 sales and EPS guidance and now expects:

Full-Year Guidance

	2012	2012	Change
	Prior Guidance	Revised Guidance	vs. 2011

Sales	$38.0 - 38.6B	$37.8 - 38.4B	3% - 5%

Segment Margin	15.3 - 15.5%	15.4 - 15.6%	70 - 90 bps
Operating Income Margin[1]	13.2 - 13.5%	13.4 - 13.6%	140 - 160 bps

Earnings Per Share from Continuing Operations[2]	$4.35 - $4.55	$4.40 - $4.55	10% - 14%
Earnings Per Share[1]	$4.35 - $4.55	$4.40 - $4.55	9% - 12%

Free Cash Flow[3]	~$3.5B	~$3.5B	~100% conversion

1.	Proforma, V% / BPS Excludes Any Pension Mark to Market Adjustment

2.	Proforma (Cont. Operations); Excludes Any Pension Mark to Market Adjustment; V% Also Excludes 3Q11 Repo and Other Actions Funded by Gain on Sale of CPG Business (in Disc. Ops.)

3.	Free Cash Flow (Cash Flow from Operations Less Capital Expenditures) Prior to Any NARCO Related Payments and Cash Pension Contributions

Second Quarter Segment Performance

Aerospace

($ Millions)	2Q 2011	2Q 2012	% Change

Sales	2,810	3,027	8%
Segment Profit	451	562	25%
Segment Margin	16.0%	18.6%	260 bps

•

Sales were up 8% compared with the second quarter of 2011. Organic growth was 7%, or 4% organic excluding the absence of prior year payments to Business and General Aviation customers to offset preproduction costs (OE payments). Aerospace growth was driven by an 18% increase in our Commercial end markets, partially offset by lower Defense and Space revenue. Commercial original equipment (OE) sales were up 38%, or 16% excluding the impact of the EMS acquisition and lower OE payments year over year. Commercial aftermarket sales were up 9% with growth in both spares and repair and overhaul sales.

•

Segment profit was up 25%, and segment margins expanded 260 bps to 18.6%, primarily due to the absence of prior year OE payments, higher commercial volumes, commercial excellence and productivity net of inflation, partially offset by higher investments in research and development to support future growth.

- MORE -

Q2’12 Results - 3

Automation and Control Solutions

($ Millions)	2Q 2011	2Q 2012	% Change

Sales	3,880	3,962	2%
Segment Profit	496	525	6%
Segment Margin	12.8%	13.3%	50 bps

•

Sales were up 2%, 4% organic, compared with the second quarter of 2011 driven by volume growth and the favorable impact of acquisitions, partially offset by foreign exchange headwinds. Process Solutions, Building Solutions and Distribution, and Energy, Safety and Security all grew on an organic basis. The ACS long cycle businesses saw continued good global growth, while the short cycle businesses had good growth in the Americas, partially offset by continued declines in Europe. ACS continues to benefit from new product introductions, geographic expansion, and favorable macro trends such as safety, security, and energy efficiency.

•	Segment profit was up 6% and segment margins were up 50 bps to 13.3% driven by higher productivity benefits net of inflation.

Performance Materials and Technologies

($ Millions)	2Q 2011	2Q 2012	% Change

Sales	1,406	1,546	10%
Segment Profit	281	350	25%
Segment Margin	20.0%	22.6%	260 bps

•

Sales were up 10%, 4% organic, compared with the second quarter of 2011, resulting from strong UOP licensing, equipment, and service sales, the phenol plant acquisition, and strong volumes in Resins & Chemicals (R&C), offsetting decreased UOP catalyst sales primarily due to timing of deliveries, and the impact of more challenging global end market conditions for Fluorine Products.

•

Segment profit was up 25% and segment margins increased 260 bps to 22.6%, a record for PMT, primarily due to higher UOP licensing and service revenues, R&C volumes, and productivity, partially offset by more challenging end market conditions.

Transportation Systems

($ Millions)	2Q 2011	2Q 2012	% Change

Sales	990	900	(9%)
Segment Profit	129	114	(12%)
Segment Margin	13.0%	12.7%	(30) bps

•

Sales were down (9%), (1%) organic, compared with the second quarter of 2011, due to the unfavorable impact of foreign exchange and significantly lower European light vehicle production volume and aftermarket sales, partially offset by new platform launches, including higher turbo gas penetration in North America.

- MORE -

Q2’12 Results - 4

•

Segment profit was down (12%) and segment margins decreased (30) bps to 12.7% primarily driven by inflation and the impact of ongoing projects to drive operational improvement in the Friction Materials business, partially offset by productivity benefits.

          Honeywell will discuss its results during its investor conference call today starting at 9:00 a.m. EDT. To participate, please dial (631) 291-4830 a few minutes before the 9:00 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s investor conference call. The live webcast of the investor call will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 12:00 p.m. EDT, July 18, until midnight, July 25, by dialing (404) 537-3406. The access code is 77820901.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; automotive products; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

#  #  #

Q2’12 Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011

Product sales	$7,475	$7,146	$14,852	$13,959
Service sales	1,960	1,940	3,890	3,799

Net sales	9,435	9,086	18,742	17,758

Costs, expenses and other
Cost of products sold (A)	5,582	5,425	11,153	10,619
Cost of services sold (A)	1,340	1,239	2,649	2,469

	6,922	6,664	13,802	13,088
Selling, general and administrative expenses (A)	1,226	1,248	2,457	2,480
Other (income) expense	(23)	(22)	(38)	(51)
Interest and other financial charges	87	96	176	195

	8,212	7,986	16,397	15,712

Income from continuing operations before taxes	1,223	1,100	2,345	2,046
Tax expense	318	304	615	560

Income from continuing operations after taxes	905	796	1,730	1,486

Income from discontinued operations after taxes	—	14	—	32

Net income	905	810	1,730	1,518

Less: Net income attributable to the noncontrolling interest	3	—	5	3

Net income attributable to Honeywell	$902	$810	$1,725	$1,515

Amounts attributable to Honeywell:
Income from continuing operations less net income attributable to the noncontrolling interest	902	796	1,725	1,483
Income from discontinued operations	—	14	—	32

Net income attributable to Honeywell	$902	$810	$1,725	$1,515

Earnings per share of common stock - basic:
Income from continuing operations	1.15	1.01	2.21	1.89
Income from discontinued operations	—	0.02	—	0.04

Net income attributable to Honeywell	$1.15	$1.03	$2.21	$1.93

Earnings per share of common stock - assuming dilution:
Income from continuing operations	1.14	1.00	2.19	1.86
Income from discontinued operations	—	0.02	—	0.04

Net income attributable to Honeywell	$1.14	$1.02	$2.19	$1.90

Weighted average number of shares outstanding-basic	781.4	785.0	779.3	785.2

Weighted average number of shares outstanding - assuming dilution	790.5	797.3	789.3	797.5

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other post-retirement expense, and stock compensation expense.

Q2’12 Results - 6

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011

Net Sales

Aerospace	$3,027	$2,810	$5,977	$5,506

Automation and Control Solutions	3,962	3,880	7,750	7,536

Performance Materials and Technologies	1,546	1,406	3,161	2,761

Transportation Systems	900	990	1,854	1,955

Corporate	—	—	—	—

Total	$9,435	$9,086	$18,742	$17,758

Reconciliation of Segment Profit to Income From Continuing Operations Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011

Segment Profit

Aerospace	$562	$451	$1,096	$918

Automation and Control Solutions	525	496	1,016	955

Performance Materials and Technologies	350	281	669	565

Transportation Systems	114	129	234	247

Corporate	(58)	(56)	(107)	(124)

Total Segment Profit	1,493	1,301	2,908	2,561

Other income (A)	9	8	14	28
Interest and other financial charges	(87)	(96)	(176)	(195)
Stock compensation expense (B)	(40)	(42)	(91)	(91)
Pension ongoing expense (B)	(9)	(22)	(22)	(57)
Other postretirement income/(expense) (B)	(9)	45	(32)	27
Repositioning and other charges (B)	(134)	(94)	(256)	(227)

Income from continuing operations before taxes	$1,223	$1,100	$2,345	$2,046

          (A) Equity income/(loss) of affiliated companies is included in Segment Profit.

          (B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q2’12 Results - 7

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$4,221	$3,698
Accounts, notes and other receivables	7,250	7,228
Inventories	4,342	4,264
Deferred income taxes	269	460
Investments and other current assets	562	484

Total current assets	16,644	16,134

Investments and long-term receivables	566	494
Property, plant and equipment - net	4,735	4,804
Goodwill	11,837	11,858
Other intangible assets - net	2,325	2,477
Insurance recoveries for asbestos related liabilities	672	709
Deferred income taxes	2,164	2,132
Other assets	1,231	1,200

Total assets	$40,174	$39,808

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$4,547	$4,738
Short-term borrowings	65	60
Commercial paper	948	599
Current maturities of long-term debt	620	15
Accrued liabilities	6,632	6,863

Total current liabilities	12,812	12,275

Long-term debt	6,342	6,881
Deferred income taxes	681	676
Postretirement benefit obligations other than pensions	1,365	1,417
Asbestos related liabilities	1,522	1,499
Other liabilities	5,369	6,158
Shareowners’ equity	12,083	10,902

Total liabilities and shareowners’ equity	$40,174	$39,808

Q2’12 Results - 8

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011

Cash flows from operating activities:
Net income attributable to Honeywell	$902	$810	$1,725	$1,515
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	225	236	455	478
Loss/(gain) on sale of non-strategic businesses and assets	1	(2)	1	(46)
Repositioning and other charges	134	94	256	227
Net payments for repositioning and other charges	(122)	(98)	(226)	(207)
Pension and other postretirement expense	18	(22)	54	32
Pension and other postretirement benefit payments	(308)	(32)	(597)	(1,082)
Stock compensation expense	40	42	91	91
Deferred income taxes	57	90	189	158
Excess tax benefits from share based payment arrangements	(4)	(17)	(16)	(30)
Other	(97)	32	(104)	140
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	20	(365)	(20)	(537)
Inventories	30	(59)	(78)	(389)
Other current assets	13	(9)	(15)	(23)
Accounts payable	12	264	(191)	260
Accrued liabilities	52	174	(355)	108

Net cash provided by operating activities	973	1,138	1,169	695

Cash flows from investing activities:
Expenditures for property, plant and equipment	(200)	(165)	(352)	(289)
Proceeds from disposals of property, plant and equipment	—	2	1	3
Increase in investments	(161)	(65)	(245)	(229)
Decrease in investments	66	114	158	176
Cash paid for acquisitions, net of cash acquired	(63)	(1)	(64)	(8)
Proceeds from sales of businesses, net of fees paid	18	(2)	18	215
Other	(81)	27	(59)	58

Net cash used for investing activities	(421)	(90)	(543)	(74)

Cash flows from financing activities:
Net increase in commercial paper	—	50	349	51
Net increase/(decrease) in short-term borrowings	4	7	11	(2)
Proceeds from issuance of common stock	26	99	116	200
Proceeds from issuance of long-term debt	40	3	42	1,384
Payments of long-term debt	—	(2)	—	(439)
Excess tax benefits from share based payment arrangements	4	17	16	30
Repurchases of common stock	—	(504)	—	(504)
Cash dividends paid	(291)	(266)	(582)	(530)

Net cash (used for)/provided by financing activities	(217)	(596)	(48)	190

Effect of foreign exchange rate changes on cash and cash equivalents	(102)	20	(55)	87

Net increase in cash and cash equivalents	233	472	523	898
Cash and cash equivalents at beginning of period	3,988	3,076	3,698	2,650

Cash and cash equivalents at end of period	$4,221	$3,548	$4,221	$3,548

Q2’12 Results - 9

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Prior to Cash Pension Contributions (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,

	2012	2011

Cash provided by operating activities	$973	$1,138

Expenditures for property, plant and equipment	(200)	(165)

Free cash flow	$773	$973

Cash pension contributions	267	22

Free cash flow, prior to cash pension contributions	$1,040	$995

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, repay debt obligations prior to their maturities, or make cash pension contributions. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q2’12 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark to Market Adjustment
and Calculation of Segment Profit and Operating Income Margin Excluding Pension Mark to Market Adjustment (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011

Segment Profit	$1,493	$1,301	$2,908	$2,561

Stock compensation expense (A)	(40)	(42)	(91)	(91)
Repositioning and other (A, B)	(148)	(108)	(280)	(250)
Pension ongoing expense (A)	(9)	(22)	(22)	(57)
Other postretirement income/(expense) (A)	(9)	45	(32)	27

Operating Income	$1,287	$1,174	$2,483	$2,190

Segment Profit	$1,493	$1,301	$2,908	$2,561

÷ Sales	$9,435	$9,086	$18,742	$17,758

Segment Profit Margin %	15.8%	14.3%	15.5%	14.4%

Operating Income	$1,287	$1,174	$2,483	$2,190

÷ Sales	$9,435	$9,086	$18,742	$17,758

Operating Income Margin %	13.6%	12.9%	13.2%	12.3%

	2011	2012 Guidance

Segment Profit	$5,357	~$5,800 - $6,000

Stock compensation expense (A)	(168)	~(200)
Repositioning and other (A, B)	(794)	~(400)
Pension ongoing expense (A)	(105)	~(100)
Pension mark to market adjustment (A)	(1,802)	TBD
Other postretirement income/(expense) (A)	86	~(100)

Operating Income	$2,574	~$5,000 - $5,200
Pension mark to market adjustment (A)	$(1,802)	TBD

Operating Income excluding pension mark to market adjustment	$4,376	~$5,000 - $5,200

Segment Profit	$5,357	~$5,800 - $6,000

÷ Sales	$36,529	$37,800 - $38,400

Segment Profit Margin %	14.7%	15.4 - 15.6%

Operating Income	$2,574	~$5,000 - $5,200

÷ Sales	$36,529	$37,800 - $38,400

Operating Income Margin %	7.0%	13.4 - 13.6%

Operating Income excluding pension mark to market adjustment	$4,376	~$5,000 - $5,200

÷ Sales	$36,529	$37,800 - $38,400

Operating Income Margin excluding pension mark to market adjustment %	12.0%	13.4 - 13.6%

(A) Included in cost of products and services sold and selling, general and administrative expenses.
(B) Includes repositioning, asbestos, environmental expense and equity income adjustment.

Q2’12 Results - 11

Honeywell International Inc.
Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark to Market Adjustment
and Third Quarter 2011 Repositioning and Other Actions Funded by Gain on Sale of CPG Business (CPG Gain)

2011

EPS - continuing operations assuming dilution	$2.35

Pension mark to market adjustment	$1.44

EPS - continuing operations assuming dilution, excluding pension mark to market adjustment	$3.79

Third quarter 2011 repositioning and other actions funded by CPG Gain	$0.22

EPS - continuing operations assuming dilution, excluding pension mark to market adjustment and third quarter 2011 repositioning and other actions funded by CPG Gain	$4.01

2011

EPS - Total Honeywell assuming dilution	$2.61

Pension mark to market adjustment	$1.44

EPS - Total Honeywell assuming dilution, excluding pension mark to market adjustment	$4.05

We believe EPS, excluding pension mark to market adjustment and third quarter 2011 repositioning and other actions funded by CPG Gain, is a metric that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding of 791.6 million and the effective tax rate for the period. Mark to market uses a blended tax rate of 36.9%.